Exhibit 99.1

Recro Pharma Announces $16 Million Financing

MALVERN, PA, July 1, 2015 – Recro Pharma, Inc. (Nasdaq: REPH), a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain, today announced that it has entered into a definitive purchase agreement with institutional investors to issue and sell an aggregate of 1,379,311 shares of common stock in a private placement resulting in aggregate gross proceeds of approximately $16 million. The purchase price for the common stock will be $11.60 per share. The private placement is expected to close on or about July 7, 2015 and is subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the financing to further fund the clinical development of Recro Pharma’s lead candidates, IV/IM meloxicam and Dex-IN, in addition to general corporate purposes.

The securities to be issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Recro has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Recro Pharma, Inc.

Recro Pharma is a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma is currently developing IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor, and Dex-IN, a proprietary intranasal formulation of dexmedetomidine currently being tested in Phase II, for the treatment of acute post operative pain. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress, while maintaining analgesic effect.

Recro Pharma also owns and operates an 87,000 square foot, DEA-licensed facility that manufactures five commercial products and receives royalties associated with the sales of these products.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Recro Pharma assumes no obligation to update any such forward-looking statements. Factors that could cause Recro Pharma’s actual results to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: the ability to close the private placement; the results and timing of the clinical trials of IV/IM meloxicam and Dex-IN and any future clinical and preclinical studies; the ability to obtain and maintain regulatory approval of product candidates, and the labeling under any such approval; regulatory developments in the United States and foreign countries; the Company’s ability to raise future financing for continued development; the performance of third-party suppliers and manufacturers; the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; the successful commercialization of the Company’s product candidates; the successful implementation of the Company’s strategy; the Company’s ability to integrate the recent acquisition of assets from Alkermes; and the Company’s ability to meet required debt payments and operate under increased leverage and associated lending covenants in connection with the recent acquisition. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro Pharma assumes no obligation to update any such forward looking statements.

CONTACT:

Recro Pharma, Inc.

Charles T. Garner

Chief Financial Officer

(484) 395-2425

Media and Investors:

Argot Partners

Susan Kim

(212) 600-1902

susan@argotpartners.com